EXHIBIT 10.14

                               FIRST AMENDMENT TO
                            1996 STOCK OPTION PLAN OF
                        FIRST COMMUNITY BANCSHARES, INC.
                        --------------------------------

                                    Recitals
                                    --------

         WHEREAS, First Community Bancshares, Inc. (the "Company") has a 1996 Stock Option Plan, (the "Plan") that was adopted by the Board of Directors and approved by the Shareholders of the Company;

         WHEREAS, the Company desires to modify certain provisions of the Plan to allow for non-qualified stock options to be transferable, as more specifically provided hereinafter;

         WHEREAS, terms used in the First Amendments to 1996 Stock Option Plan, which are not defined herein, shall have the meanings ascribed to them in the Plan.

                                    Amendment
                                    ---------

         NOW THEREFORE, in consideration of the foregoing recitals, the Plan is hereby amended as follows:

         1. Section 9.3.9. of the Plan is hereby superseded and replaced with the following:

                  9.3.9    Assignability

                  No Incentive Stock Option shall be assignable or transferable except by will or by the laws of descent and distribution. During the lifetime of a Participant, the Incentive Stock Option shall be exercisable only by him/her. A Participant may transfer an Option that is not an Incentive Stock Option during his lifetime. In case of the judicially declared incompetence or disability of a Participant, the legally appointed guardian or conservator of his/her estate may exercise the Option.

         2. Except as amended hereby, the Plan shall remain in full force and effect.

                  This First Amendment to 1996 Stock Option Plan shall be effective as of November 17, 1999 and shall apply to all outstanding and future Stock Option Agreements.


Adopted by the Board - November 17, 1999.